EXHIBIT 99.1

Earnings Press Release dated July 21, 2011

INVESTOR CONTACT:	Peter Goulding, CFA
Investor Relations
203.338.6799
peter.goulding@peoples.com

MEDIA CONTACT:	Brent DiGiorgio
Corporate Communications
203.338.3135
brent.digiorgio@peoples.com

FOR IMMEDIATE RELEASE

July 21, 2011

PEOPLE’S UNITED FINANCIAL REPORTS SECOND QUARTER NET INCOME OF $51 MILLION OR $0.15 PER SHARE; OPERATING EARNINGS OF $0.17 PER SHARE

BRIDGEPORT, CT. – People’s United Financial, Inc. (NASDAQ: PBCT) today announced net income of $51.2 million, or $0.15 per share, for the second quarter of 2011, compared to $16.0 million, or $0.04 per share, for the second quarter of 2010, and $51.7 million, or $0.15 per share, for the first quarter of 2011. Operating earnings totaled $57.3 million for the second quarter of 2011, compared to $31.8 million for the second quarter of 2010 and $53.8 million for this year’s first quarter. As previously reported, People’s United Financial completed its acquisition of Danvers Bancorp, Inc. on June 30, 2011, effective July 1, 2011. Accordingly, People’s United Financial’s second quarter and six month results do not include the results of Danvers.

The Company’s Board of Directors declared a $0.1575 per share quarterly dividend, payable August 15, 2011 to shareholders of record on August 1, 2011. Based on the closing stock price on July 20, 2011, the dividend yield on People’s United Financial common stock is 4.7 percent.

“Our performance this quarter continues to build on the momentum generated in the first quarter of 2011, reflecting another solid quarter of operating results, organic loan and deposit growth throughout our franchise, and encouraging overall trends in asset quality,” stated Jack Barnes, President and Chief Executive Officer. “In fact, on an annualized basis, both loans and deposits increased 4 percent this quarter; our net interest margin remains above 4 percent; and our efficiency ratio continues to improve.”

Barnes added, “In the second quarter, our originated commercial and retail loan portfolios increased $239 million, or 9 percent annualized, and $213 million, or 19 percent annualized, respectively. We also had another quarter of meaningful deposit growth in our legacy and de novo branch network. In addition, we successfully completed the Bank of Smithtown core system conversion and our efforts with respect to the Danversbank conversion, scheduled for early in the fourth quarter, are already well under way.”

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People’s United Financial, Inc. Reports 2Q Earnings

Barnes concluded, “We continue to evaluate opportunities to reduce our level of non-interest expenses and lower our efficiency ratio. As such, earlier this month we implemented several cost-saving initiatives, which included changes in certain retirement benefit programs and the elimination of selected positions, primarily within corporate functions, non-core lending businesses and the former Bank of Smithtown. We expect to realize annual cost savings of approximately $23 million beginning in 2012.”

“On an operating basis, earnings were $57 million or 17 cents per share this quarter,” said Kirk W. Walters, Senior Executive Vice President and Chief Financial Officer. “The Company’s performance this quarter reflects an improvement in net interest income, continued positive results in our fee businesses and tighter expense control.”

Walters continued, “The net interest margin increased 44 basis points in the second quarter of 2011 compared to last year’s second quarter and, as expected, declined a modest 3 basis points from the first quarter of 2011. The decline in the net interest margin from the first quarter reflects repricing pressure within the loan portfolios, partially offset by an increase in investment income and a reduction in our cost of deposits.”

Walters added, “Non-interest income this quarter continues to reflect improvement in most of our fee-based businesses as well as additional gains on sales of acquired loans, partially offset by weakness in insurance revenue and lower gains on sales of residential mortgages. The level of quarterly operating non-interest expense continues to remain below $200 million, despite the addition of the acquisitions completed in the fourth quarter of 2010, and our efficiency ratio improved to 65.7 percent.”

Walters concluded, “While the overall level of non-performing loans is reflective of a period of prolonged economic weakness, we are pleased with the improvements noted over the past few quarters. The increase in originated non-performing loans this quarter is attributable to a single commercial real estate loan (with a remaining balance of $23 million) that was placed on non-accrual status this quarter. The decrease in the allowance for loan losses this quarter reflects a $6.0 million charge-off on this loan against a previously established specific reserve, partially offset by steps taken to increase the allowance for loan losses in light of continued strong growth in the commercial and residential mortgage loan portfolios. In addition, the decline of $74.0 million in acquired non-performing loans this quarter reflects our efforts to proactively reduce this portfolio through a variety of resolution efforts.”

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People’s United Financial, Inc. Reports 2Q Earnings

Loans acquired in connection with acquisitions have been recorded at fair value, including a reduction for estimated credit losses, and without carryover of the respective portfolio’s historical allowance for loan losses. As such, selected asset quality metrics have been highlighted to distinguish between the ‘originated’ portfolio and the ‘acquired’ portfolio.

At June 30, 2011, the allowance for loan losses as a percentage of originated loans was 1.15 percent and as a percentage of originated non-performing loans was 68 percent, compared to 1.19 percent and 74 percent, respectively, at March 31, 2011.

For the originated portfolio, representing all loans other than those acquired, non-performing loans totaled $258.8 million at June 30, 2011, or 1.69 percent of originated loans, compared to $240.5 million and 1.62 percent, respectively, at March 31, 2011, and $219.7 million and 1.57 percent, respectively, at June 30, 2010. Excluding the $23 million non-performing commercial real estate loan discussed above, originated non-performing loans were 1.54 percent of originated loans at June 30, 2011.

Non-performing loans in the acquired portfolio, which represent the contractual balances of loans acquired that meet our definition of non-performing but for which the risk of loss has already been considered by virtue of our estimate of acquisition-date fair value and/or the existence of an FDIC loss-share agreement, totaled $250.4 million at June 30, 2011 compared to $324.4 million at March 31, 2011 and $359.8 million at December 31, 2010. During the second quarter, loans with a contractual balance of approximately $56 million (carrying amount of approximately $41 million) were sold at a gain of approximately $7 million. In addition, loans with a contractual balance of approximately $64 million were reduced by virtue of full or partial payoffs.

Non-performing assets (excluding acquired non-performing loans) totaled $315.4 million at June 30, 2011, up from $292.1 million at March 31, 2011 and $284.5 million at June 30, 2010. Non-performing assets equaled 2.05 percent of originated loans, REO and repossessed assets at June 30, 2011 compared to 1.96 percent at March 31, 2011 and 2.02 percent at June 30, 2010.

Second quarter net loan charge-offs totaled $15.5 million compared to $9.6 million in the first quarter of 2011. The previously mentioned commercial real estate loan, which carried a specific reserve, accounted for $6.0 million, or 39 percent, of this quarter’s total loan charge-offs. Net loan charge-offs as a percent of average loans on an annualized basis were 0.35 percent in the second quarter of 2011 (0.22 percent excluding the aforementioned $6.0 million loan charge-off) compared to 0.22 percent in this year’s first quarter. The provision for loan losses in the second quarter of 2011 reflects a $4.5 million increase in the allowance for loan losses related to the growth in the commercial and residential mortgage loan portfolios.

For the second quarter of 2011, the return on average assets was 0.82 percent and the return on average tangible stockholders’ equity was 6.3 percent, compared to 0.84 percent and 6.4 percent, respectively, for the first quarter of 2011 and 0.29 percent and 1.7 percent, respectively, for the second quarter of 2010. Operating return on average assets was 0.92 percent for the second quarter of 2011, compared to 0.87 percent for the first quarter of 2011 and 0.58 percent for the second quarter of 2010. Operating return on average tangible equity was 7.1 percent for the second quarter of 2011, compared to 6.7 percent for the first quarter of 2011 and 3.4 percent for the second quarter of 2010. At June 30, 2011, People’s United Financial’s tangible equity ratio stood at 13.9 percent.

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People’s United Financial, Inc. Reports 2Q Earnings

People’s United Financial, a diversified financial services company with $28 billion in assets (pro forma with Danvers), provides commercial banking, retail and business banking, and wealth management services through a network of approximately 375 branches in Connecticut, Massachusetts, Vermont, New York, New Hampshire and Maine. Through its subsidiaries, People’s United Financial provides equipment financing, brokerage and financial advisory services, and insurance services.

Conference Call

On July 21, 2011, at 5 p.m., Eastern Time, People’s United Financial will host a conference call to discuss this earnings announcement. The call may be heard through www.peoples.com by selecting “Investor Relations” in the “About Us” section on the home page, and then selecting “Conference Calls” in the “News and Events” section. Additional materials relating to the call may also be accessed at People’s United Bank’s web site. The call will be archived on the web site and available for approximately 90 days.

2Q 2011 Financial Highlights

Summary

•	Net income totaled $51.2 million, or $0.15 per share.

•	Operating earnings were $57.3 million, or $0.17 per share.

•	Net interest income totaled $221.2 million.

•	Net interest margin decreased 3 basis points from 1Q11 to 4.13%.

•	Investment income increased $2.2 million from 1Q11.

•	The interest cost on deposits declined 1 basis point from 1Q11 to 58 basis points.

•	Provision for loan losses totaled $14.0 million.

•	Net loan charge-offs totaled $15.5 million or 0.35% of average loans.

•	Non-interest income totaled $76.6 million in 2Q11 compared to $74.6 million in 1Q11.

•	Bank service charges increased $1.9 million in 2Q11 to $32.9 million.

•	2Q11 and 1Q11 include $7.2 million and $5.5 million, respectively, of net gains on sales of acquired loans.

•	Net gains on sales of residential mortgages declined $2.0 million from 1Q11.

•	Non-interest expense totaled $207.0 million in 2Q11 compared to $202.8 million in 1Q11.

•	Operating non-interest expense totaled $197.8 million in 2Q11 compared to $199.7 million in 1Q11.

•	2Q11 and 1Q11 include a total of $9.2 million and $3.1 million, respectively, of merger-related expenses and one-time charges.

•	Effective income tax rate was 33.3% in both 2Q11 and 1Q11.

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People’s United Financial, Inc. Reports 2Q Earnings

Commercial Banking

•	Excluding acquired loans, commercial banking loans increased $239 million, or 9% annualized, from March 31, 2011.

•	Average commercial banking loans totaled $12.7 billion, an increase of $227 million, or 7% annualized, from 1Q11.

•	Non-performing commercial banking assets, excluding acquired non-performing loans, totaled $220.7 million at June 30, 2011, up from $192.2 million at March 31, 2011.

•	A single commercial real estate loan accounted for $23.3 million of the increase.

•	The ratio of originated non-performing commercial banking loans to originated commercial banking loans was 1.71% at June 30, 2011 compared to 1.54% at March 31, 2011.

•	Net loan charge-offs totaled $13.2 million, or 0.42% annualized, of average commercial banking loans in 2Q11, compared to $6.8 million, or 0.22% annualized, in 1Q11.

•	2Q11 net loan charge-offs include $6.0 million related to a single commercial real estate loan.

•	For the originated commercial banking portfolio, the allowance for loan losses as a percentage of loans was 1.55% at June 30, 2011 compared to 1.61% at March 31, 2011.

•	The commercial banking allowance for loan losses represented 91% of originated non-performing commercial banking loans at June 30, 2011 compared to 104% at March 31, 2011.

Retail and Business Banking

•	Excluding acquired loans, residential mortgage loans increased $187 million, or 30% annualized, from March 31, 2011.

•	Average residential mortgage loans totaled $2.9 billion, an increase of $151 million, or 22% annualized, from 1Q11.

•	The ratio of originated non-performing residential mortgage loans to originated residential mortgage loans was 2.47% at June 30, 2011 compared to 2.84% at March 31, 2011.

•	Net loan charge-offs totaled $1.2 million, or 0.16% annualized, of average residential mortgage loans in 2Q11, compared to $1.6 million, or 0.23% annualized, in 1Q11.

•	Excluding acquired loans, home equity loans increased $23 million, or 5% annualized, from March 31, 2011.

•	Average home equity loans totaled $1.9 billion in 2Q11, unchanged from 1Q11.

•	Net loan charge-offs totaled $0.8 million, or 0.17% annualized, of average home equity loans in 2Q11, compared to $0.8 million, or 0.16% annualized, in 1Q11.

Wealth Management

•	Investment management fees and brokerage commissions both increased slightly from 1Q11.

•	Insurance revenue decreased $1.3 million from 1Q11, primarily reflecting the seasonal nature of insurance renewals and the continued soft insurance market, and increased $0.3 million from 2Q10.

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Assets under administration and those under full discretionary management, neither of which are reported as assets of People’s United Financial, totaled $12.8 billion and $4.3 billion, respectively, at June 30, 2011.

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People’s United Financial, Inc. Reports 2Q Earnings

Certain statements contained in this release are forward-looking in nature. These include all statements about People’s United Financial’s plans, objectives, expectations and other statements that are not historical facts, and usually use words such as “expect,” “anticipate,” “believe” and similar expressions. Such statements represent management’s current beliefs, based upon information available at the time the statements are made, with regard to the matters addressed. All forward-looking statements are subject to risks and uncertainties that could cause People’s United Financial’s actual results or financial condition to differ materially from those expressed in or implied by such statements. Factors of particular importance to People’s United Financial include, but are not limited to: (1) changes in general, national or regional economic conditions; (2) changes in interest rates; (3) changes in loan default and charge-off rates; (4) changes in deposit levels; (5) changes in levels of income and expense in non-interest income and expense related activities; (6) residential mortgage and secondary market activity; (7) changes in accounting and regulatory guidance applicable to banks; (8) price levels and conditions in the public securities markets generally; (9) competition and its effect on pricing, spending, third-party relationships and revenues; (10) the successful integration of acquired companies; and (11) possible changes in regulation resulting from or relating to recently enacted financial reform legislation. People’s United Financial does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Access Information About People’s United Financial at www.peoples.com.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS

	Three Months Ended
(dollars in millions, except per share data)	June 30, 2011	March 31, 2011	Dec. 31, 2010	Sept. 30, 2010	June 30, 2010
Earnings Data:
Net interest income	$221.2	$220.3	$189.8	$175.8	$173.8
Provision for loan losses	14.0	14.6	10.9	21.8	17.8
Non-interest income	76.6	74.6	68.1	68.0	69.7
Non-interest expense (1)	207.0	202.8	199.1	186.3	202.7
Income before income tax expense	76.8	77.5	47.9	35.7	23.0
Net income	51.2	51.7	32.0	24.1	16.0
Operating earnings (2)	57.3	53.8	36.7	27.7	31.8
Selected Statistical Data:
Net interest margin (3)	4.13%	4.16%	3.87%	3.74%	3.69%
Return on average assets (3)	0.82	0.84	0.56	0.44	0.29
Operating return on average assets (2), (3)	0.92	0.87	0.64	0.50	0.58
Return on average tangible assets (3)	0.89	0.91	0.61	0.48	0.32
Return on average stockholders’ equity (3)	4.0	4.0	2.4	1.8	1.2
Return on average tangible stockholders’ equity (3)	6.3	6.4	3.7	2.7	1.7
Operating return on average tangible stockholders’ equity (2), (3)	7.1	6.7	4.2	3.1	3.4
Efficiency ratio (2)	65.7	66.2	71.1	71.2	72.2
Per Common Share Data:
Basic and diluted earnings per share	$0.15	$0.15	$0.09	$0.07	$0.04
Operating earnings per share (2)	0.17	0.15	0.10	0.08	0.09
Dividends paid per share	0.1575	0.1550	0.1550	0.1550	0.1550
Dividend payout ratio	106.4%	104.9%	172.5%	230.4%	352.0%
Operating dividend payout ratio (2)	95.1	100.7	150.4	200.4	176.7
Book value (end of period)	$15.01	$14.92	$14.91	$15.04	$15.10
Tangible book value (end of period) (2)	9.38	9.27	9.30	10.07	10.14
Stock price:
High	13.81	14.49	14.17	14.35	16.79
Low	12.55	12.17	12.20	12.56	13.49
Close (end of period)	13.44	12.58	14.01	13.09	13.50
Common shares (end of period) (in millions)	346.12	345.97	350.07	356.73	358.51
Weighted average diluted common shares (in millions)	343.88	346.01	352.53	354.99	358.24

(1)	Includes a total of $9.2 million, $3.1 million, $7.0 million, $5.3 million and $23.2 million of merger-related expenses, core system conversion costs and one-time charges for the three months ended June 30, 2011, March 31, 2011, Dec. 31, 2010, Sept. 30, 2010 and June 30, 2010, respectively.
(2)	See non-GAAP financial measures and reconciliation to GAAP beginning on page 16.
(3)	Annualized.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS - Continued

	Six Months Ended June 30,
(dollars in millions, except per share data)	2011	2010
Earnings Data:
Net interest income	$441.5	$333.4
Provision for loan losses	28.6	27.3
Non-interest income	151.2	133.9
Non-interest expense (1)	409.8	396.6
Income before income tax expense	154.3	43.4
Net income	102.9	29.6
Operating earnings (2)	111.1	61.0
Selected Statistical Data:
Net interest margin (3)	4.15%	3.59%
Return on average assets (3)	0.83	0.27
Operating return on average assets (2), (3)	0.90	0.57
Return on average tangible assets (3)	0.90	0.30
Return on average stockholders’ equity (3)	4.0	1.1
Return on average tangible stockholders’ equity (3)	6.4	1.6
Operating return on average tangible stockholders’ equity (2), (3)	6.9	3.3
Efficiency ratio (2)	65.9	73.6
Per Common Share Data:
Basic and diluted earnings per share	$0.30	$0.08
Operating earnings per share (2)	0.32	0.17
Dividends paid per share	0.3125	0.3075
Dividend payout ratio	105.6%	363.1%
Operating dividend payout ratio (2)	97.8	176.1
Book value (end of period)	$15.01	$15.10
Tangible book value (end of period) (2)	9.38	10.14
Stock price:
High	14.49	17.08
Low	12.17	13.49
Close (end of period)	13.44	13.50
Common shares (end of period) (in millions)	346.12	358.51
Weighted average diluted common shares (in millions)	344.94	351.56

(1)	Includes a total of $12.3 million and $46.6 million of merger-related expenses, core system conversion costs and one-time charges for the six months ended June 30, 2011 and 2010, respectively.
(2)	See non-GAAP financial measures and reconciliation to GAAP beginning on page 16.
(3)	Annualized.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS - Continued

	As of and for the Three Months Ended
(dollars in millions)	June 30, 2011	March 31, 2011	Dec. 31, 2010	Sept. 30, 2010	June 30, 2010
Financial Condition Data:
General:
Total assets	$25,323	$24,962	$25,037	$21,897	$21,950
Loans	17,687	17,523	17,328	15,120	15,140
Securities	3,226	3,203	3,033	2,478	1,787
Short-term investments (1)	822	926	1,120	1,218	1,944
Allowance for loan losses	176	178	173	173	173
Goodwill and other acquisition-related intangibles	1,947	1,953	1,962	1,772	1,778
Deposits	18,278	18,110	17,933	15,675	15,834
Borrowings	1,331	1,158	1,011	254	141
Subordinated notes and debentures	159	176	182	183	183
Stockholders’ equity	5,194	5,160	5,219	5,365	5,413
Non-performing assets (2)	315	292	303	312	285
Net loan charge-offs	15.5	9.6	10.9	21.8	17.8
Average Balances:
Loans	$17,654	$17,290	$15,770	$15,120	$15,247
Securities	3,264	3,089	2,457	1,856	1,097
Short-term investments (1)	629	843	1,418	1,892	2,533
Residential mortgage loans held for sale	17	52	52	47	38
Total earning assets	21,564	21,274	19,697	18,915	18,915
Total assets	24,853	24,623	22,961	21,955	21,872
Deposits	18,225	17,944	16,531	15,801	15,704
Total funding liabilities	19,353	19,121	17,236	16,175	16,052
Stockholders’ equity	5,177	5,185	5,335	5,404	5,458
Ratios:
Net loan charge-offs to average loans (annualized)	0.35%	0.22%	0.28%	0.58%	0.47%
Non-performing assets to originated loans, real estate owned and repossessed assets (2)	2.05	1.96	2.09	2.19	2.02
Allowance for loan losses to:
Originated loans (2)	1.15	1.19	1.19	1.22	1.23
Originated non-performing loans (2)	68.0	73.8	70.3	68.6	78.5
Average stockholders’ equity to average total assets 20.8	21.1	23.2	24.6		25.0
Stockholders’ equity to total assets	20.5	20.7	20.8	24.5	24.7
Tangible stockholders’ equity to tangible assets (3)	13.9	13.9	14.1	17.8	18.0
Total risk-based capital (4)	15.0	14.8	14.5	16.4	16.6

(1)	Includes securities purchased under agreements to resell.
(2)	Excludes acquired loans.
(3)	See non-GAAP financial measures and reconciliation to GAAP beginning on page 16.
(4)	Total risk-based capital ratios are for People’s United Bank and, as such, do not reflect the additional capital residing at People’s United Financial, Inc. People’s United Bank’s June 30, 2011 total risk-based capital ratio is preliminary.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF CONDITION

(in millions)	June 30, 2011	March 31, 2011	Dec. 31, 2010	June 30, 2010
Assets
Cash and due from banks	$334.7	$315.2	$354.7	$357.5
Short-term investments	821.9	926.2	599.8	1,199.2

Total cash and cash equivalents	1,156.6	1,241.4	954.5	1,556.7

Securities purchased under agreements to resell	—	—	520.0	745.0

Securities:
Trading account securities, at fair value	84.9	84.9	83.5	75.6
Securities available for sale, at fair value	3,025.6	3,003.8	2,831.1	1,621.8
Securities held to maturity, at amortized cost	56.0	55.1	55.1	55.3
Federal Home Loan Bank stock, at cost	59.5	59.5	63.6	33.9

Total securities	3,226.0	3,203.3	3,033.3	1,786.6

Residential mortgage loans held for sale	36.8	18.0	88.5	71.0

Loans:
Commercial real estate (1)	6,530.9	6,565.7	7,306.3	5,478.7
Commercial (1)	6,074.1	6,046.7	5,196.0	5,049.8
Residential mortgage	2,931.7	2,783.6	2,647.5	2,414.8
Consumer	2,150.3	2,127.1	2,177.9	2,197.0

Total loans	17,687.0	17,523.1	17,327.7	15,140.3
Less allowance for loan losses	(176.0)	(177.5)	(172.5)	(172.5)

Total loans, net	17,511.0	17,345.6	17,155.2	14,967.8

Goodwill and other acquisition-related intangibles	1,946.7	1,952.6	1,962.0	1,778.2
Premises and equipment	323.6	326.0	325.1	255.0
Bank-owned life insurance	293.5	291.8	291.8	253.8
Other assets	828.3	583.6	706.7	536.2

Total assets	$25,322.5	$24,962.3	$25,037.1	$21,950.3

Liabilities
Deposits:
Non-interest-bearing	$3,932.2	$3,789.5	$3,872.6	$3,421.1
Savings, interest-bearing checking and money market	9,336.8	9,255.7	8,897.8	7,907.6
Time	5,009.3	5,064.9	5,162.7	4,505.6

Total deposits	18,278.3	18,110.1	17,933.1	15,834.3

Borrowings:
Federal Home Loan Bank advances	477.5	481.6	509.3	7.5
Repurchase agreements	453.7	476.3	501.3	133.0
Federal funds purchased	400.0	200.0	—	—

Total borrowings	1,331.2	1,157.9	1,010.6	140.5

Subordinated notes and debentures	159.1	176.3	182.2	182.5
Other liabilities	360.0	357.7	691.9	379.7

Total liabilities	20,128.6	19,802.0	19,817.8	16,537.0

Stockholders’ Equity
Common stock	3.7	3.7	3.7	3.8
Additional paid-in capital	4,989.1	4,981.5	4,978.8	4,940.6
Retained earnings	763.2	767.2	772.6	831.1
Treasury stock, at cost	(307.6)	(307.6)	(248.9)	(110.2)
Accumulated other comprehensive loss	(70.2)	(98.4)	(99.0)	(60.5)
Unallocated common stock of Employee Stock Ownership Plan, at cost	(184.3)	(186.1)	(187.9)	(191.5)

Total stockholders’ equity	5,193.9	5,160.3	5,219.3	5,413.3

Total liabilities and stockholders’ equity	$25,322.5	$24,962.3	$25,037.1	$21,950.3

(1)	Approximately $875 million of loans secured, in part, by owner-occupied commercial properties were reclassified from commercial real estate loans to commercial loans as of March 31, 2011.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
(in millions, except per share data)	June 30, 2011	March 31, 2011	Dec. 31, 2010	Sept. 30, 2010	June 30, 2010
Interest and dividend income:
Commercial real estate (1)	$92.5	$101.6	$85.9	$76.3	$75.6
Commercial (1)	85.9	78.6	70.5	68.1	69.7
Residential mortgage	29.7	29.3	27.1	26.5	27.7
Consumer	20.6	20.9	22.1	22.2	22.5

Total interest on loans	228.7	230.4	205.6	193.1	195.5
Securities	23.4	21.0	13.6	12.6	9.2
Residential mortgage loans held for sale	0.3	0.7	0.7	0.6	0.6
Short-term investments	0.4	0.6	0.6	0.8	1.5
Securities purchased under agreements to resell	—	0.1	0.3	0.4	0.1

Total interest and dividend income	252.8	252.8	220.8	207.5	206.9

Interest expense:
Deposits	26.4	26.6	26.5	27.6	29.0
Borrowings	2.4	2.5	1.2	0.3	0.3
Subordinated notes and debentures	2.8	3.4	3.3	3.8	3.8

Total interest expense	31.6	32.5	31.0	31.7	33.1

Net interest income	221.2	220.3	189.8	175.8	173.8
Provision for loan losses	14.0	14.6	10.9	21.8	17.8

Net interest income after provision for loan losses	207.2	205.7	178.9	154.0	156.0

Non-interest income:
Bank service charges	32.9	31.0	30.7	31.5	32.9
Investment management fees	8.3	8.2	7.9	7.6	8.6
Insurance revenue	6.6	7.9	6.9	8.3	6.3
Brokerage commissions	3.3	3.2	2.9	2.8	2.8
Net gains on sales of loans	8.3	8.6	4.2	2.4	2.7
Bank-owned life insurance	1.4	1.2	1.0	1.4	2.6
Merchant services income, net	1.1	1.0	1.1	1.1	1.1
Net security gains (losses)	0.1	0.1	(1.0)	—	—
Other non-interest income	14.6	13.4	14.4	12.9	12.7

Total non-interest income	76.6	74.6	68.1	68.0	69.7

Non-interest expense:
Compensation and benefits	102.5	105.4	98.3	93.2	92.6
Occupancy and equipment	30.9	33.1	28.1	28.0	28.5
Professional and outside service fees	17.4	15.9	19.8	18.5	20.8
Amortization of other acquisition-related intangibles	6.0	5.9	6.1	6.1	4.8
Merger-related expenses	6.4	3.1	4.8	1.0	2.8
Other non-interest expense	43.8	39.4	42.0	39.5	53.2

Total non-interest expense	207.0	202.8	199.1	186.3	202.7

Income before income tax expense	76.8	77.5	47.9	35.7	23.0
Income tax expense	25.6	25.8	15.9	11.6	7.0

Net income	$51.2	$51.7	$32.0	$24.1	$16.0

Basic and diluted earnings per common share	$0.15	$0.15	$0.09	$0.07	$0.04

(1)	Approximately $875 million of loans secured, in part, by owner-occupied commercial properties were reclassified from commercial real estate loans to commercial loans as of March 31, 2011.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Six Months Ended June 30,
(in millions, except per share data)	2011	2010
Interest and dividend income:
Commercial real estate	$194.1	$149.9
Commercial	164.5	127.7
Residential mortgage	59.0	55.8
Consumer	41.5	45.3

Total interest on loans	459.1	378.7
Securities	44.4	17.3
Residential mortgage loans held for sale	1.0	1.1
Short-term investments	1.0	3.2
Securities purchased under agreements to resell	0.1	0.2

Total interest and dividend income	505.6	400.5

Interest expense:
Deposits	53.0	58.7
Borrowings	4.9	0.8
Subordinated notes and debentures	6.2	7.6

Total interest expense	64.1	67.1

Net interest income	441.5	333.4
Provision for loan losses	28.6	27.3

Net interest income after provision for loan losses	412.9	306.1

Non-interest income:
Bank service charges	63.9	64.1
Investment management fees	16.5	16.5
Insurance revenue	14.5	13.6
Brokerage commissions	6.5	5.6
Net gains on sales of loans	16.9	5.5
Bank-owned life insurance	2.6	4.4
Merchant services income, net	2.1	2.1
Net security gains	0.2	—
Other non-interest income	28.0	22.1

Total non-interest income	151.2	133.9

Non-interest expense:
Compensation and benefits	207.9	188.9
Occupancy and equipment	64.0	58.3
Professional and outside service fees	33.3	34.4
Amortization of other acquisition-related intangibles	11.9	9.5
Merger-related expenses	9.5	17.5
Other non-interest expense	83.2	88.0

Total non-interest expense	409.8	396.6

Income before income tax expense	154.3	43.4
Income tax expense	51.4	13.8

Net income	$102.9	$29.6

Basic and diluted earnings per common share	$0.30	$0.08

People’s United Financial, Inc.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS (1)

	June 30, 2011			March 31, 2011			June 30, 2010
Three months ended (dollars in millions)	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Assets:
Short-term investments	$628.8	$0.4	0.26%	$732.4	$0.6	0.31%	$2,262.1	$1.5	0.26%
Securities purchased under agreements to resell	—	—	—	110.6	0.1	0.17	271.4	0.1	0.20
Securities (2)	3,264.4	23.7	2.91	3,088.5	21.2	2.75	1,096.7	9.2	3.33
Residential mortgage loans held for sale	16.6	0.3	6.63	52.5	0.7	5.78	38.0	0.6	5.71
Loans:
Commercial real estate (3)	6,558.1	92.5	5.65	7,053.3	101.6	5.76	5,461.4	75.6	5.54
Commercial (3)	6,099.7	86.9	5.69	5,377.3	79.6	5.92	5,112.1	70.5	5.52
Residential mortgage	2,859.3	29.7	4.16	2,707.9	29.3	4.33	2,464.7	27.7	4.50
Consumer	2,136.8	20.6	3.87	2,151.2	20.9	3.88	2,208.8	22.5	4.08

Total loans	17,653.9	229.7	5.21	17,289.7	231.4	5.35	15,247.0	196.3	5.15

Total earning assets	21,563.7	$254.1	4.71%	21,273.7	$254.0	4.78%	18,915.2	$207.7	4.39%

Other assets	3,289.1			3,348.8			2,956.7

Total assets	$24,852.8			$24,622.5			$21,871.9

Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$3,849.6	$—	—%	$3,797.4	$—	—%	$3,357.0	$—	—%
Savings, interest-bearing checking and money market	9,353.7	12.4	0.53	9,015.1	12.1	0.54	7,817.7	12.3	0.63
Time	5,021.9	14.0	1.12	5,131.5	14.5	1.13	4,529.4	16.7	1.48

Total deposits	18,225.2	26.4	0.58	17,944.0	26.6	0.59	15,704.1	29.0	0.74

Borrowings:
Federal Home Loan Bank advances	478.7	1.9	1.56	499.6	1.9	1.49	8.6	0.1	6.12
Repurchase agreements	460.0	0.5	0.47	492.8	0.6	0.46	151.8	0.2	0.44
Federal funds purchased/other	22.3	—	0.11	4.7	—	0.09	4.9	—	—

Total borrowings	961.0	2.4	1.00	997.1	2.5	0.98	165.3	0.3	0.72

Subordinated notes and debentures	166.4	2.8	6.78	179.7	3.4	7.61	182.3	3.8	8.30

Total funding liabilities	19,352.6	$31.6	0.65%	19,120.8	$32.5	0.68%	16,051.7	$33.1	0.83%

Other liabilities	322.9			316.3			362.3

Total liabilities	19,675.5			19,437.1			16,414.0
Stockholders’ equity	5,177.3			5,185.4			5,457.9

Total liabilities and stockholders’ equity	$24,852.8			$24,622.5			$21,871.9

Net interest income/spread (4)		$222.5	4.06%		$221.5	4.10%		$174.6	3.57%

Net interest margin			4.13%			4.16%			3.69%

(1)	Average yields earned and rates paid are annualized.
(2)	Average balances and yields for securities available for sale are based on amortized cost.
(3)	Approximately $875 million of loans secured, in part, by owner-occupied commercial properties were reclassified from commercial real estate loans to commercial loans as of March 31, 2011.
(4)	The FTE adjustment was $1.3 million, $1.2 million and $0.8 million for the three months ended June 30, 2011, March 31, 2011 and June 30, 2010, respectively.

People’s United Financial, Inc.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS (1)

	June 30, 2011			June 30, 2010
Six months ended (dollars in millions)	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Assets:
Short-term investments	$680.3	$1.0	0.29%	$2,466.6	$3.2	0.26%
Securities purchased under agreements to resell	55.0	0.1	0.17	249.2	0.2	0.18
Securities (2)	3,177.0	44.9	2.83	993.1	17.3	3.47
Residential mortgage loans held for sale	34.4	1.0	6.00	37.2	1.0	5.61
Loans:
Commercial real estate	6,804.8	194.1	5.71	5,427.3	149.9	5.52
Commercial	5,740.0	166.5	5.80	4,830.2	129.3	5.36
Residential mortgage	2,784.0	59.0	4.24	2,440.4	55.9	4.58
Consumer	2,144.0	41.5	3.87	2,222.1	45.3	4.07

Total loans	17,472.8	461.1	5.28	14,920.0	380.4	5.10

Total earning assets	21,419.5	$508.1	4.74%	18,666.1	$402.1	4.31%

Other assets	3,328.8			2,901.3

Total assets	$24,748.3			$21,567.4

Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$3,823.7	$—	—%	$3,312.3	$—	—%
Savings, interest-bearing checking and money market	9,185.4	24.5	0.53	7,618.8	23.9	0.63
Time	5,076.4	28.5	1.12	4,523.2	34.8	1.54

Total deposits	18,085.5	53.0	0.59	15,454.3	58.7	0.76

Borrowings:
Federal Home Loan Bank advances	489.1	3.8	1.53	9.9	0.2	5.77
Repurchase agreements	476.3	1.1	0.46	158.1	0.4	0.44
Federal funds purchased/other	13.5	—	0.10	9.2	0.2	3.73

Total borrowings	978.9	4.9	0.99	177.2	0.8	0.91

Subordinated notes and debentures	173.0	6.2	7.21	182.2	7.6	8.30

Total funding liabilities	19,237.4	$64.1	0.67%	15,813.7	$67.1	0.85%

Other liabilities	319.6			386.7

Total liabilities	19,557.0			16,200.4
Stockholders’ equity	5,181.3			5,367.0

Total liabilities and stockholders’ equity	$24,738.3			$21,567.4

Net interest income/spread (3)		$444.0	4.07%		$335.0	3.46%

Net interest margin			4.15%			3.59%

(1)	Average yields earned and rates paid are annualized.
(2)	Average balances and yields for securities available for sale are based on amortized cost.
(3)	The FTE adjustment was $2.5 million and $1.6 million for the six months ended June 30, 2011 and 2010, respectively.

People’s United Financial, Inc.

NON-PERFORMING ASSETS

	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
(dollars in millions)	2011	2011	2010	2010	2010
Originated non-performing loans:
Commercial Banking:
Commercial real estate (1)	$90.2	$71.7	$82.5	$85.0	$67.2
Commercial and industrial (1)	54.1	48.9	38.2	34.3	25.2
Equipment financing	36.0	38.6	36.0	35.1	37.0

Total Commercial Banking	180.3	159.2	156.7	154.4	129.4

Retail Banking:
Residential mortgage	65.8	70.4	78.8	87.0	80.9
Home equity	12.3	10.5	9.1	9.3	8.5
Other consumer	0.4	0.4	0.6	0.7	0.9

Total Retail Banking	78.5	81.3	88.5	97.0	90.3

Total originated non-performing loans (2)	258.8	240.5	245.2	251.4	219.7
REO	33.5	38.1	39.8	34.9	37.2
Repossessed assets	23.1	13.5	18.1	25.7	27.6

Total non-performing assets	$315.4	$292.1	$303.1	$312.0	$284.5

Acquired non-performing loans (contractual amount) (3)	$250.4	$324.4	$359.8	$59.4	$60.1

Originated non-performing loans as a percentage of originated loans	1.69%	1.62%	1.70%	1.77%	1.57%
Non-performing assets as a percentage of:
Originated loans, REO and repossessed assets	2.05	1.96	2.09	2.19	2.02
Tangible stockholders’ equity and allowance for loan losses	9.21	8.63	8.84	8.29	7.47

(1)	Non-performing commercial and industrial loans at March 31, 2011 include approximately $10.7 million of loans secured, in part, by owner-occupied commercial properties that were previously classified as non-performing commercial real estate loans.
(2)	Reported net of government guarantees totaling $10.7 million at June 30, 2011, $10.0 million at March 31, 2011, $9.4 million at Dec. 31, 2010, $8.8 million at Sept. 30, 2010 and $6.8 million at June 30, 2010.
(3)	Represents acquired loans that meet People’s United Financial’s definition of a non-performing loan but for which the risk of credit loss has been considered by virtue of our estimate of acquisition-date fair value and/or the existence of an FDIC loss-share agreement. Because acquired loans are initially recorded at an amount estimated to be collectible, losses on such loans, when incurred, are charged against the non-accretable difference established in purchase accounting and, as such, are not reported as charge-offs.

People’s United Financial, Inc.

PROVISION AND ALLOWANCE FOR LOAN LOSSES

	Three Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
(dollars in millions)	2011	2011	2010	2010	2010
Balance at beginning of period	$177.5	$172.5	$172.5	$172.5	$172.5
Charge-offs	(17.4)	(10.4)	(12.2)	(22.6)	(19.0)
Recoveries	1.9	0.8	1.3	0.8	1.2

Net loan charge-offs	(15.5)	(9.6)	(10.9)	(21.8)	(17.8)
Provision for loan losses	14.0	14.6	10.9	21.8	17.8

Balance at end of period	$176.0	$177.5	$172.5	$172.5	$172.5

Allowance for loan losses as a percentage of:
Originated loans	1.15%	1.19%	1.19%	1.22%	1.23%
Originated non-performing loans	68.0	73.8	70.3	68.6	78.5
Commercial banking allowance for loan losses as a percentage of originated commercial banking loans	1.55	1.61	1.61	1.66	1.71
Retail banking allowance for loan losses as a percentage of originated retail banking loans	0.25	0.26	0.25	0.24	0.21

NET LOAN CHARGE-OFFS

	Three Months Ended
(dollars in millions)	June 30, 2011	March 31, 2011	Dec. 31, 2010	Sept. 30, 2010	June 30, 2010
Commercial Banking:
Commercial real estate	$9.3	$3.3	$2.6	$13.5	$4.8
Commercial and industrial	1.6	2.3	1.4	3.1	8.0
Equipment financing	2.3	1.2	3.0	1.6	3.7

Total Commercial Banking	13.2	6.8	7.0	18.2	16.5

Retail Banking:
Residential mortgage	1.2	1.6	2.0	1.2	0.4
Home equity	0.8	0.8	1.1	1.3	0.1
Other consumer	0.3	0.4	0.8	1.1	0.8

Total Retail Banking	2.3	2.8	3.9	3.6	1.3

Total	$15.5	$9.6	$10.9	$21.8	$17.8

Net loan charge-offs to average loans (annualized)	0.35%	0.22%	0.28%	0.58%	0.47%

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP

In addition to evaluating People’s United Financial’s results of operations in accordance with U.S. generally accepted accounting principles (“GAAP”), management routinely supplements this evaluation with an analysis of certain non-GAAP financial measures, such as the efficiency and tangible equity ratios, tangible book value per share and operating earnings metrics. Management believes these non-GAAP financial measures provide information useful to investors in understanding People’s United Financial’s underlying operating performance and trends, and facilitates comparisons with the performance of other banks and thrifts. Further, the efficiency ratio and operating earnings metrics are used by management in its assessment of financial performance, including non-interest expense control, while the tangible equity ratio and tangible book value per share are used to analyze the relative strength of People’s United Financial’s capital position.

The efficiency ratio, which represents an approximate measure of the cost required by People’s United Financial to generate a dollar of revenue, is the ratio of (i) total non-interest expense (excluding goodwill impairment charges, amortization of other acquisition-related intangibles and certain purchase accounting-related fair value adjustments, losses on real estate assets and non-recurring expenses) (the numerator) to (ii) net interest income on a fully taxable equivalent basis (excluding certain purchase accounting-related fair value adjustments) plus total non-interest income (including the fully taxable equivalent adjustment on bank-owned life insurance income, and excluding gains and losses on sales of assets, other than residential mortgage loans, and non-recurring income) (the denominator). People’s United Financial generally considers an item of income or expense to be non-recurring if it is not similar to an item of income or expense of a type incurred within the last two years and is not similar to an item of income or expense of a type reasonably expected to be incurred within the following two years.

Operating earnings exclude from net income those items that management considers to be of such a non-recurring or infrequent nature that, by excluding such items (net of income taxes), People’s United Financial’s results can be measured and assessed on a more consistent basis from period to period. Items excluded from operating earnings, which include, but are not limited to, merger-related expenses, core system conversion costs, and one-time charges related to executive-level management separation costs, are generally also excluded when calculating the efficiency ratio. Operating earnings per share is calculated by dividing operating earnings by the weighted average number of dilutive common shares outstanding for the respective period. Operating return on average assets is calculated by dividing operating earnings by average assets on an annualized basis. Operating return on average tangible stockholders’ equity is calculated by dividing operating earnings by average tangible stockholders’ equity on an annualized basis. The operating dividend payout ratio is calculated by dividing dividends paid by operating earnings for the respective period.

The tangible equity ratio is the ratio of (i) tangible stockholders’ equity (total stockholders’ equity less goodwill and other acquisition-related intangibles) (the numerator) to (ii) tangible assets (total assets less goodwill and other acquisition-related intangibles) (the denominator). Tangible book value per share is calculated by dividing tangible stockholders’ equity by common shares (total common shares issued, less common shares classified as treasury shares and unallocated ESOP common shares).

In light of diversity in presentation among financial institutions, the methodologies used by People’s United Financial for determining the non-GAAP financial measures discussed above may differ from those used by other financial institutions.

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - continued

EFFICIENCY RATIO

	Three Months Ended					Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
(dollars in millions)	2011	2011	2010	2010	2010	2011	2010
Total non-interest expense	$207.0	$202.8	$199.1	$186.3	$202.7	$409.8	$396.6
Less:
Amortization of:
Other acquisition-related intangibles	6.0	5.9	6.1	6.1	4.8	11.9	9.5
Purchase accounting-related fair value adjustments	0.8	0.8	0.8	0.8	0.8	1.6	1.6
Merger-related expenses	6.4	3.1	4.8	1.0	2.8	9.5	17.5
Executive-level separation costs	2.8	—	—	—	15.3	2.8	15.3
Other	1.9	2.1	2.7	3.0	0.8	4.0	3.7

Total	$189.1	$190.9	$184.7	$175.4	$178.2	$380.0	$349.0

Net interest income (1)	$222.5	$221.5	$190.7	$176.6	$174.6	$444.0	$335.0
Total non-interest income	76.6	74.6	68.1	68.0	69.7	151.2	133.9
Add:
Purchase accounting-related fair value adjustments	—	—	—	1.0	1.0	—	2.6
Net security losses	—	—	1.0	—	—	—	—
BOLI FTE adjustment (1)	0.8	0.6	0.5	0.7	1.4	1.4	2.4
Less:
Purchase accounting-related fair value adjustments	4.7	5.0	0.6	—	—	9.7	—
Net security gains	0.1	0.1	—	—	—	0.2	—
Other	7.2	3.3	—	—	—	10.5	—

Total	$287.9	$288.3	$259.7	$246.3	$246.7	$576.2	$473.9

Efficiency ratio	65.7%	66.2%	71.1%	71.2%	72.2%	65.9%	73.6%

(1)	Fully taxable equivalent

OPERATING EARNINGS

	Three Months Ended					Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
(dollars in millions, except per share data)	2011	2011	2010	2010	2010	2011	2010
Net income, as reported	$51.2	$51.7	$32.0	$24.1	$16.0	$102.9	$29.6
Adjustments to arrive at operating earnings:
Merger-related expenses	6.4	3.1	4.8	1.0	2.8	9.5	17.5
Core system conversion costs	—	—	2.2	4.3	5.1	—	13.8
Executive-level separation costs	2.8	—	—	—	15.3	2.8	15.3

Total pre-tax adjustments	9.2	3.1	7.0	5.3	23.2	12.3	46.6
Tax effect	(3.1)	(1.0)	(2.3)	(1.7)	(7.4)	(4.1)	(15.2)

Total adjustments, net of tax	6.1	2.1	4.7	3.6	15.8	8.2	31.4

Operating earnings	$57.3	$53.8	$36.7	$27.7	$31.8	$111.1	$61.0

Earnings per share, as reported	$0.15	$0.15	$0.09	$0.07	$0.04	$0.30	$0.08
Adjustments to arrive at operating earnings per share:
Merger-related expenses	0.02	—	0.01	—	—	0.02	0.03
Core system conversion costs	—	—	—	0.01	0.01	—	0.02
Executive-level separation costs	—	—	—	—	0.04	—	0.04

Total adjustments	0.02	—	0.01	0.01	0.05	0.02	0.09

Operating earnings per share	$0.17	$0.15	$0.10	$0.08	$0.09	$0.32	$0.17

Average total assets	$24,853	$24,623	$22,961	$21,955	$21,872	$24,738	$21,567

Operating return on average assets	0.92%	0.87%	0.64%	0.50%	0.58%	0.90%	0.57%

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - continued

AVERAGE TANGIBLE STOCKHOLDERS’ EQUITY

	Three Months Ended					Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
(dollars in millions)	2011	2011	2010	2010	2010	2011	2010
Average stockholders’ equity	$5,177	$5,185	$5,335	$5,404	$5,458	$5,181	$5,367
Less: average goodwill and other acquisition-related intangibles	1,950	1,957	1,829	1,776	1,768	1,953	1,704

Average tangible stockholders’ equity	$3,227	$3,228	$3,506	$3,628	$3,690	$3,228	$3,663

Operating earnings	$57.3	$53.8	$36.7	$27.7	$31.8	$111.1	$61.0

Operating return on average tangible stockholders’ equity	7.1%	6.7%	4.2%	3.1%	3.4%	6.9%	3.3%

OPERATING DIVIDEND PAYOUT RATIO

	Three Months Ended					Six Months Ended
(dollars in millions)	June 30, 2011	March 31, 2011	Dec. 31, 2010	Sept. 30, 2010	June 30, 2010	June 30, 2011	June 30, 2010
Dividends paid	$54.5	$54.2	$55.2	$55.5	$56.2	$108.7	$107.4

Operating earnings	$57.3	$53.8	$36.7	$27.7	$31.8	$111.1	$61.0

Operating dividend payout ratio	95.1%	100.7%	150.4%	200.4%	176.7%	97.8%	176.1%

TANGIBLE EQUITY RATIO

	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
(dollars in millions)	2011	2011	2010	2010	2010
Total stockholders’ equity	$5,194	$5,160	$5,219	$5,365	$5,413
Less: Goodwill and other acquisition-related intangibles	1,947	1,953	1,962	1,772	1,778

Tangible stockholders’ equity	$3,247	$3,207	$3,257	$3,593	$3,635

Total assets	$25,323	$24,962	$25,037	$21,897	$21,950
Less: Goodwill and other acquisition-related intangibles	1,947	1,953	1,962	1,772	1,778

Tangible assets	$23,376	$23,009	$23,075	$20,125	$20,172

Tangible equity ratio	13.9%	13.9%	14.1%	17.8%	18.0%

TANGIBLE BOOK VALUE PER SHARE

	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
(in millions, except per share data)	2011	2011	2010	2010	2010
Tangible stockholders’ equity	$3,247	$3,207	$3,257	$3,593	$3,635

Common shares issued	377.02	376.95	376.62	374.63	374.64
Less: Shares classified as treasury shares	22.01	22.01	17.49	8.75	6.90
Unallocated ESOP shares	8.89	8.97	9.06	9.15	9.23

Common shares	346.12	345.97	350.07	356.73	358.51

Tangible book value per share	$9.38	$9.27	$9.30	$10.07	$10.14